SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED) : APRIL 14, 2003

                           COMMISSION FILE NO. 0-49756


                           THE WORLD GOLF LEAGUE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           DELAWARE                                      98-0201235
---------------------------------                    -------------------
(STATE  OR  OTHER  JURISDICTION  OF          (IRS EMPLOYER  IDENTIFICATION  NO.)
INCORPORATION  OR  ORGANIZATION)



          258 EAST ALTAMONTE DRIVE, ALTAMONTE SPRINGS, FLORIDA 32701
-------------------------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (407) 331-6272
                     --------------------------------------
                           (ISSUER  TELEPHONE NUMBER)

                            NOVUS LABORATORIES, INC.
                              1255 W. Pender Street
                         Vancouver, B.C., Canada  V6E 2V
                         -------------------------------
                             FORMER NAME AND ADDRESS

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This  Form  8-K  is  an amendment to the Form 8-K filed on February 20, 2003 and updates and corrects the disclosure of when shareholder approval was received from the shareholders of The World Golf League, Inc., a Florida corporation. The Form 8-K filed on February 20, 2003, incorrectly stated that the change of control occurred on February 19, 2003 due to the acquisition of 81% of the issued and outstanding shares of The World Golf League, Inc., a Florida corporation On April 14, 2003, the Registrant acquired approximately 84% of the outstanding securities of The World Golf League, Inc., a Florida corporation. This Form 8-K also reflects a 10:1 forward stock split affected in March 2003.

ITEM  1.     CHANGES  IN  CONTROL  OF  THE  REGISTRANT.

      As a result of the acquisition of The World Golf League, Inc., a Florida corporation ("World Golf"), the control of the Registrant shifted to the former shareholders of World Golf. The following individual will exercise control of the Registrant.

Name                               No. of shares                      Percentage
----                               -------------                      ----------
Michael  S.  Pagnano               50,662,520  (1)                         27.9%

(1) Includes 3,443,151 shares held of record by Maryann R. Pagnano, the wife of Michael S. Pagnano, our chief executive officer.

ITEM  2.   ACQUISITION  OF  DISPOSITION  OF  ASSETS.

     On April 15, 2003, the Registrant acquired 84% of the issued and outstanding shares of World Golf in exchange for 100,520,356 shares of the Registrant's common stock. Upon 100% shareholder approval of World Golf which is anticipated, there will be 200,000,000 shares of the Registrant's common stock outstanding. The 200,000,000 shares does not include the cancellation of 81,000,000 shares of restricted common stock currently issued and outstanding held by former Novus Laboratories shareholders pursuant to the Share Exchange Agreement.

     DESCRIPTION  OF  THE  BUSINESS

     World Golf is a three-year-old Florida corporation based in Altamonte Springs, Florida which markets its "Play for Pay" concept directly and through licensees in the United States and 27 international venues. World Golf was founded in 1999 to capitalize on the largest participation sport in the world,
26.5 million golfers in the United States and over 60 million worldwide. The World Golf concept (average golfers playing for substantial prize money with full handicap) has received tremendous national publicity including the Golf Channel, Sports Illustrated and several major market news publications. This is testimony to the tremendous popularity of the World Golf concept. In three short years World Golf has attracted player interest from all over the world.
Participants in World Golf events have included NFL Hall of Famers Lawrence Taylor and Rickey Jackson, NHL Hall of Famer Phil Esposito and a host of pro golfers including Fulton Allem.

     World Golf revenues are estimated at $2,200,000 in 2002 and $11,000,000 in 2003.

     DESCRIPTION OF PRINCIPAL PRODUCTS & SERVICES

     World Golf satisfies a need for the average golfer (which represents 99.7% of the total golf population) to compete in professional-like conditions with the excitement of prize money. During its market research, World Golf concluded that given the opportunity to "play for pay," the vast majority of golfers would participate. Amateur status was not a deciding factor since most of these players would never play in an USGA or R&A-sanctioned event.

     The golfers first compete in local one-day qualifying events, with $105 as the 2003 membership fee. Twenty five percent of the field advance to the regional level competition. The top 400 regional qualifiers move on to the National Final tournament in eight flights to potentially compete for over $1 million dollars (prize money is calculated as 20% of all dues received) in a 54-hole tour-like event. World Golf will organize one national event for each 100,000 members. World Golf also plans to hold a World Championship Ryder Cup-like event in 2004.

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COMPETITIVE BUSINESS CONDITIONS

     Currently World Golf is the only organization in the world offering its concept to the average golfer. There are many mini tours around the world for scratch golfers who play for prize money. Additionally, there are several handicapped events offered by mini tours where the player pays a large entrance fee ($350+) and receives prize money for that event only. World Golf is the only known entity to provide average golfers a chance to "Play for Pay" in professional like conditions for an annual membership fee.

NO  DEPENDENCE  ON  ONE  OR  A  FEW  CUSTOMERS

     World Golf markets to 26.5 million golfers in the United States and 30 million additional golfers internationally. This is accomplished via direct marketing from World Golf corporate or several licensing agreements in place in the United States and international markets. The entire worldwide golf population is a potential customer for the World Golf product. Each golfer is created equally due to the handicapping system employed by World Golf, which makes our reliance on a certain segment of the golf population non-existent. For example the USGA only sponsors events for golfers with a 6 handicap or better. This only represents 2% of the total golf population.

PATENTS,  TRADEMARKS  &  LICENSES

     World Golf has applied for and received a trademark for its logo. This TM was published on July 22, 2002 in the US Patent & Trademark office. World Golf has granted marketing licenses to approximately 15 United States markets and 8 international markets. World Golf plans to grant marketing licenses to a total of 57 United States markets and 27 international markets. The WGL Inc. plans to retain in house marketing rights to several of the key markets including Florida, California, Texas, Pennsylvania, Michigan and New York.

NEED  FOR  GOVERNMENT  APPROVAL

     World  Golf  does  not  need any government approval to market its concept.

RESEARCH  &  DEVELOPMENT  OVER  PAST  TWO  YEARS

     World Golf has conducted extensive market research over the past two years into the feasibility of its concept. This research was conducted in many different fashions. It included trade shows, Internet response measurement, direct mail, telemarketing, golf industry marketing data (National Golf Foundation) and 30 second and 30-minute infomercial response measurement. The cost of this research has exceeded approximately $500,000.

EMPLOYEES

     World Golf currently employs 3 full time personnel and 23 licensees. Additionally, World Golf uses several outsourced support services. This includes advertising, graphics design and printing, member fulfillment, public relations, web development, accounting and legal. The WGL Inc. plans on adding several key staff members in 2003. This includes marketing, finance/administration, golf operations, licensee support and customer service.

DESCRIPTION  OF  PROPERTY

     World Golf currently occupies 2,500 square foot of office space in Altamonte Springs, Florida. This space is class A and is on a month-to-month lease. The cost of this space, all-inclusive is $3,200 per month. World Golf also has an option for 1,500 square foot of additional space in the same facility. In addition, World Golf has signage rights on the building, which includes a 6' by 4' neon logo facing a main artery, which provides exposure to 86,000 vehicles daily.

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LEGAL  PROCEEDINGS

     World Golf currently has one pending lawsuit filed in Seminole County Court
- Sanford, Florida. This proceeding was filed on November 18, 2002 and is between the Florida Attorney General Office (plaintiff) and The World Golf League, Inc. (defendant). The complaint alleges misleading and deceptive advertising based on verified complaints from two players. The AG's office is seeking a $10,000 penalty on each count ($20,000) total liability. World Golf has retained counsel and believes it is close to making a settlement with the AG's office. It is the opinion of World Golf counsel that we did not violate the Florida Statutes cited.

ITEM  5.   OTHER  EVENTS.

     As a result of the acquisition of World Golf and the change in focus of the Registrant's business, the Registrant is changing its name from Novus Laboratories, Inc. to The World Golf League, Inc. and now trades under the new stock symbol WGLF. In addition, the former directors and officers of Novus Laboratories, Inc. resigned and the directors and officers of The World Golf League, Inc. have become the directors and officers of the Registrant. The new directors and officers are as follows: Michael S. Pagnano-Chief Executive Officer and Director; William Page-Director; and King Simmons-Director. In March 2003, the Company affected a 10:1 forward stock split.

ITEM  7.   FINANCIAL  STATEMENTS  AND  EXHIBITS.

Financial  Statements  of  The  World  Golf  League,  Inc.

(a)  Financial  Statements  of  Businesses  Acquired  To  Be  Provided

(b)  Pro  Forma  Financial  Information     To  Be  Provided

(c)  Exhibits:

2.1     Exchange  Agreement(1)

(1) Filed as an exhibit to the Form 8-K filed on February 20, 2003.


                                   Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The  World  Golf  League,  Inc.


April  16,  2003
/s/  Michael  S.  Pagnano
--------------------------------------------
Michael  S.  Pagnano
Chief  Executive  Officer

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